Exhibit 99.1

SkyWater Technology Reports First Quarter 2025 Results

BLOOMINGTON, Minn., – May 7, 2025 – SkyWater Technology, Inc. (NASDAQ: SKYT), the trusted technology realization partner, today announced financial results for the first quarter 2025 ended March 30, 2025.

“We’re pleased to report that our financial results for the first quarter reflect modest upside to our expectations entering the year,” commented Thomas Sonderman, CEO. “A significant rebound in sequential growth for our Wafer Services business reflected strong traction with lead customers for our ThermaView℠ platform launched in January. In our Advanced Technology Services (ATS) business, the continued federal budget delays affecting overall Department of Defense (DOD) program funding are resulting in a near-term softening of our anticipated ATS growth trajectory, following record revenues achieved in 2024. We are confident in our ability to execute towards another record ATS revenue year in 2025, provided that the funding delays in Washington, DC are resolved soon. With our current visibility, and provided that the requisite program funding proceeds as planned, we believe we will achieve year-over-year revenue growth in both ATS and Wafer Services, expansion of our gross margin profile, strong adjusted EBITDA, and non-GAAP positive EPS for fiscal 2025. Finally, we look forward to sharing additional details of our long-term strategic vision for the acquisition of Infineon’s Fab 25, following an anticipated closing in mid-2025.”

Recent Business Highlights:
•Strong sequential growth in Wafer Services revenue in Q1 was driven primarily by robust demand for our new ThermaView platform from two leading defense prime customers, demonstrating significant traction achieved since the January launch of SkyWater’s first proprietary product platform.
•In a landmark achievement announced during Q1, SkyWater partner D-Wave demonstrated quantum supremacy in simulation, an industry-defining milestone showcasing that quantum systems can outperform classical computers on targeted problems. This breakthrough leveraged SkyWater’s commercially-fabricated superconducting qubits, highlighting our essential role in enabling quantum innovation through secure, U.S.-based manufacturing.
•We continue to make strong progress towards the closing of the acquisition of Infineon’s flagship Fab 25 in Austin, TX, in support of SkyWater’s strategy to provide secure, domestic foundry capacity for foundational semiconductor nodes. Backed by a $1B+ supply agreement, we believe that Fab 25 occupies a strategic sweet spot — delivering the output scale, quality standards, and process flexibility needed to meet the evolving demands of foundational semiconductor markets, while being firmly aligned with secure, U.S.-based supply chain goals – advancing SkyWater’s mission to serve as a foundational enabler of America’s semiconductor onshoring and industrial resilience strategy.
•SkyWater’s strong, strategic role providing Trusted semiconductor supply for multiple important DOD programs provides us with confidence that SkyWater will execute well on planned growth in ATS revenues in fiscal 2025, provided prompt resolution of the federal budget delays.
•Progress continues in our Florida operations, in support of our Advanced Packaging platform in preparation for an expected 2H-2025 revenue ramp.

Q1 2025 Financial Summary:

GAAP
In millions, except per share data	Q1 2025	Q1 2024	Y/Y *	Q4 2024	Q/Q *

ATS development revenue (1)	$52.5	$61.2	(14)%	$59.4	(12)%
Wafer Services revenue	$7.5	$10.0	(25)%	$4.4	70%
Combined ATS development and Wafer Services revenue	$60.1	$71.2	(16)%	$63.8	(6)%
Tools revenue (2)	$1.2	$8.5	(86)%	$11.7	(90)%
Total revenue *	$61.3	$79.6	(23)%	$75.5	(19)%
Gross profit	$14.3	$13.0	10%	$19.3	(26)%
Gross margin *	23.3%	16.3%	700 bps	25.6%	(226) bps
Net loss to shareholders	$(7.3)	$(5.7)	(28)%	$(0.7)	(943)%
Basic and diluted loss per share	$(0.15)	$(0.12)	(25)%	$(0.01)	(1400)%
Net income (loss) margin to shareholders	(12.0)%	(7.2)%	(480) bps	(0.9)%	(1,110) bps
__________________
* Amounts calculated based on figures reported in thousands

Non-GAAP
In millions, except per share data	Q1 2025	Q1 2024	Y/Y *	Q4 2024	Q/Q *

Non-GAAP gross profit	$14.8	$13.4	10%	$20.1	(26)%
Non-GAAP gross margin *	24.2%	16.9%	730 bps	26.6%	(240) bps
Non-GAAP net income (loss) to shareholders	$(3.7)	$(3.7)	—%	$1.9	(295)%
Non-GAAP basic income (loss) per share	$(0.08)	$(0.08)	—%	$0.04	(300)%
Non-GAAP diluted income (loss) per share	$(0.08)	$(0.08)	—%	$0.04	(300)%
Adjusted EBITDA	$4.0	$4.9	(18)%	$10.2	(61)%
Adjusted EBITDA margin	6.6%	6.2%	40 bps	13.5%	(690) bps
__________________
* Amounts calculated based on figures reported in thousands

(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, leases where SkyWater serves as lessor, and security services.
(2)Tools revenue represents GAAP revenue primarily derived from the procurement and subsequent sale of equipment to our customers. While this equipment is owned by our customers, the equipment is retained in one of our fabs and is used to complete ATS customer programs.

Q1 2025 Results:
•Revenue: Revenue of $61.3 million decreased (23)% compared to the first quarter of 2024. ATS development revenue of $52.5 million decreased (14)% compared to the first quarter of 2024. Wafer Services revenue of $7.5 million decreased (25)% compared to the first quarter of 2024. Tools revenue of $1.2 million decreased (86)% compared to the first quarter of 2024.
•Gross Profit: GAAP gross profit was $14.3 million, or 23.3% of total revenue, compared to gross profit of $13.0 million, or 16.3% of total revenue, in the first quarter of 2024. Non-GAAP gross profit was $14.8 million, or 24.2% of total revenue, compared to non-GAAP gross profit of $13.4 million, or 16.9% of total revenue, in the first quarter of 2024. Tools revenue negatively impacted non-GAAP gross margin by 20 bps, compared to 170 bps in the first quarter of 2024.
•Operating Expenses: GAAP operating expenses were $18.3 million, compared to $15.2 million in the first quarter of 2024. Non-GAAP operating expenses were $15.2 million, compared to $13.6 million in the first quarter of 2024.
•Net Loss: GAAP net loss to shareholders was $7.3 million, or $(0.15) per diluted share, compared to a net loss to shareholders of $5.7 million, or $(0.12) per diluted share, in the first quarter of 2024. Non-GAAP net loss to shareholders was $3.7 million, or $(0.08) per diluted share, compared to a non-GAAP net loss to shareholders of $3.7 million, or $(0.08) per diluted share, in the first quarter of 2024.

•Adjusted EBITDA: Adjusted EBITDA was $4.0 million, or 6.6% of total revenue, compared to $4.9 million, or 6.2% of total revenue, in the first quarter of 2024.
A reconciliation between GAAP and non-GAAP financial measures is contained in the tables below in the section titled “Non-GAAP Financial Measures.”

Q2 2025 Financial Outlook:

For the second quarter of 2025, we expect total revenue to be in the range of $55 million to $60 million, and less than $1 million is expected to be tools revenue. We expect GAAP diluted net loss per share to be in the range of $(0.20) to $(0.26) and non-GAAP diluted net loss per share to be in the range of $(0.16) to $(0.22).

This outlook for non‑GAAP diluted net loss per share excludes anticipated equity-based compensation expense of approximately $2 million, or $0.04 per share. Non-GAAP diluted net loss per share should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Investor Webcast
SkyWater will host a conference call today, Wednesday, May 7, 2025, at 3:30 p.m. CT (4:30 p.m. ET) to discuss its first quarter 2025 financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology
SkyWater (NASDAQ: SKYT) is a U.S.-based semiconductor manufacturer and a DMEA-accredited Category 1A Trusted Supplier. SkyWater’s Technology as a Service model streamlines the path to production for customers with development services, high-volume production and heterogeneous integration solutions in its U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology within diverse categories including mixed-signal CMOS, read-out ICs, rad-hard ICs, MEMS, superconducting ICs, photonics and advanced packaging. SkyWater serves critical domestic markets including aerospace & defense, automotive, biomedical, industrial and quantum computing. For more information, visit: www.skywatertechnology.com.
Cautionary Statement Regarding Preliminary Results
The Company’s results for the first quarter ended March 30, 2025 are preliminary, unaudited and subject to the finalization of the Company’s first quarter review and full-year audit and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. The Company cautions that actual results may differ materially from those described in this press release.
SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our fabrication facilities at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets; our ability to complete the Fab 25 acquisition on anticipated timing and terms; upon completion of such acquisition, our ability to integrate the operations of the Fab 25 facility with our operations and risks associated with operating the Fab 25 facility; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of or increase in tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; changes in local, regional, national and international economic or political conditions, including those resulting from increases in inflation and interest rates, a recession, or intensified international hostilities; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; and other factors discussed in the “Risk Factors” section of the annual report on Form 10-K the Company filed with the SEC on March 14, 2025 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.
Source String: SkyWater Technology (SKYT-IR)
SkyWater Investor Contact: Claire McAdams | Claire@HeadgatePartners.com
SkyWater Media Contact: Tara Luther | Media@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 30, 2025	December 29, 2024

	(in thousands, except per share data)
Assets
Current assets
Cash and cash equivalents	$51,234	$18,844
Accounts receivable (net of allowance for credit losses of $597 and $279, respectively)	39,108	54,332
Contract assets (net of allowance for credit losses of $16 and $11, respectively)	20,466	20,890
Inventory	14,221	14,535
Prepaid expenses and other current assets	25,322	23,476
Total current assets	150,351	132,077
Property and equipment, net	162,842	165,431
Intangible assets, net	7,786	7,779
Other assets	5,784	8,488
Total assets	$326,763	$313,775
Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$4,941	$5,073
Accounts payable	11,691	29,590
Accrued expenses	27,942	36,829
Short-term financing, net of unamortized debt issuance costs	21,535	27,669
Contract liabilities	61,215	55,166
Total current liabilities	127,324	154,327
Long-term liabilities
Long-term debt, less current portion and net of unamortized debt issuance costs	33,693	34,704
Long-term contract liabilities	97,264	51,901
Deferred income tax liability, net	603	632
Other long-term liabilities	8,443	8,721
Total long-term liabilities	140,003	95,958
Total liabilities	267,327	250,285
Shareholders’ equity
Preferred stock, $0.01 par value per share (80,000 shares authorized, zero shares issued and outstanding as of March 30, 2025 and December 29, 2024)	—	—
Common stock, $0.01 par value per share (200,000 shares authorized;48,037 shares issued and outstanding as of March 30, 2025 and 47,396 shares issued and outstanding as of December 29, 2024, respectively)	484	478
Additional paid-in capital	192,264	189,132
Accumulated deficit	(139,341)	(131,996)
Total shareholders’ equity, SkyWater Technology, Inc.	53,407	57,614
Noncontrolling interests	6,029	5,876
Total shareholders’ equity	59,436	63,490
Total liabilities and shareholders’ equity	$326,763	$313,775

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three-Month Period Ended
	March 30, 2025	December 29, 2024	March 31, 2024

	(in thousands, except share data)
Revenue	$61,296	$75,487	$79,636
Cost of revenue	47,039	56,190	66,656
Gross profit	14,257	19,297	12,980
Research and development expense	3,249	4,214	4,012
Selling, general, and administrative expense	15,030	12,430	11,169
Operating income (loss)	(4,022)	2,653	(2,201)
Interest expense	1,812	1,978	2,390
Income (loss) before income taxes	(5,834)	675	(4,591)
Income tax expense	384	234	41
Net income (loss)	(6,218)	441	(4,632)
Less: net income attributable to noncontrolling interests	1,127	1,120	1,097
Net loss attributable to SkyWater Technology, Inc.	$(7,345)	$(679)	$(5,729)
Net loss per share attributable to common shareholders, basic and diluted	$(0.15)	$(0.01)	$(0.12)
Weighted average shares used in computing net loss per common share, basic and diluted	47,791	47,659	47,099

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three-Month Period Ended
	March 30, 2025	March 31, 2024

	(in thousands)
Cash flows from operating activities
Net loss	$(6,218)	$(4,632)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities
Depreciation and amortization	4,505	5,065
Accretion of investment tax credits	(147)	—
Amortization of debt issuance costs included in interest expense	242	440
Equity-based compensation expense	1,879	2,072
Deferred income taxes	39	(56)
Provision (allowance) for credit losses	355	(121)
Changes in operating assets and liabilities
Accounts receivable and contract assets	15,292	12,933
Inventory	315	(217)
Prepaid expenses, other current assets, and other assets	858	(8,025)
Accounts payable and accrued expenses	(12,565)	(10,883)
Contract liabilities, current and long-term	51,412	(590)
Income tax receivable and payable	—	90
Net cash provided by (used in) operating activities	55,967	(3,924)
Cash flows from investing activities
Purchase of software and licenses	(413)	(811)
Purchases of property and equipment	(14,770)	(1,259)
Net cash used in investing activities	(15,183)	(2,070)
Cash flows from financing activities
Proceeds from draws on the revolving line of credit	125,000	90,500
Repayment of draws on the revolving line of credit	(132,181)	(81,930)
Proceeds from tool financings	—	920
Principal payments on long-term debt	(1,229)	(862)
Cash paid for principal on finance leases	(269)	(274)
Proceeds from the issuance of common stock pursuant to equity compensation plans	1,259	1,260
Cash paid on licensed technology obligations	—	(2,000)
Contributions from noncontrolling interest	626	—
Distributions to noncontrolling interest	(1,600)	—
Net cash (used in) provided by financing activities	(8,394)	7,614
	32,390	1,620
Cash and cash equivalents, beginning of period	18,844	18,382
Cash and cash equivalents, end of period	$51,234	$20,002

Supplemental Financial Information by Quarter

	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024

	(in thousands)
ATS development revenue (1)	$52,535	$59,401	$56,390	$61,669	$61,185
Wafer Services revenue	7,527	4,371	6,718	5,780	9,992
Combined ATS development and Wafer Services revenue	60,062	63,772	63,108	67,449	71,177
Tools revenue (2)	1,234	11,715	30,709	25,880	8,459
Total revenue	$61,296	$75,487	$93,817	$93,329	$79,636

Tools revenue (2)	$1,234	$11,715	$30,709	$25,880	$8,459
Cost of tools revenue (2)	1,030	9,674	30,477	24,869	8,260
Tools gross profit	$204	$2,041	$232	$1,011	$199

Cost of revenue impact of modified customer contracts (3)	—	—	(5,616)	—	—
Favorable gross profit impact of modified customer contracts	$—	$—	$5,616	$—	$—

__________________
(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, leases where SkyWater serves as lessor, and security services.
(2)Tools revenue and cost of tools revenue represents GAAP revenue and cost primarily derived from the procurement and subsequent sale of equipment to our customers. While this equipment is owned by our customers, the equipment is retained in one of our fabs and is used to complete ATS customer programs.
(3)SkyWater accounts for the impacts of customer contract modifications in accordance with GAAP. Customer contract modifications that add or eliminate performance obligations and thereby change the scope of our customer programs often impact the revenue and/or cost of revenue associated with performance on customer programs. Significant impacts resulting from the effects of executed contract modifications include:
•In the first quarter of 2024, we recorded a $8,004 charge to recognize future estimated losses for one significant customer program based on anticipated cost increases to complete the customer’s program. In the third quarter of 2024, we successfully modified the customer contract, which resulted in a decrease in our estimate of future costs to complete their program. The remaining $5,616 loss accrual recorded at the time the contract was modified was released, which reduced cost of revenue for the three-month period ended September 29, 2024.

Non-GAAP Financial Measures
We provide non-GAAP financial information that our management regularly evaluates to provide additional insight to investors and to supplement our results reported using U.S. generally accepted accounting principles (GAAP). We provide non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling, general and administrative expense, non-GAAP net income (loss) to shareholders, non-GAAP net income (loss) to shareholders per basic share and non-GAAP net income (loss) per diluted share. Our management uses these non-GAAP financial measures to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe these non-GAAP financial measures are useful performance measures to our investors because they provide a baseline for analyzing trends in our business and exclude certain items that may not be indicative of our core operating results. The non-GAAP financial measures disclosed in this earnings release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because these non-GAAP financial measures are not determined in accordance with GAAP, other companies, including our peers, may calculate their non-GAAP financial measures differently than we do. As a result, the non-GAAP financial measures presented in this earnings release may not be directly comparable to similarly titled measures presented by other companies.
We also provide earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin as supplemental non-GAAP measures. We define adjusted EBITDA as net income (loss) attributable to SkyWater Technology, Inc. before interest expense, income tax expense (benefit), depreciation and amortization, equity-based compensation expense and certain other items that we do not view as indicative of our ongoing performance, including net income attributable to noncontrolling interests; equity-based compensation expense; management transition expense; restructuring costs; and transaction costs. Our management uses EBITDA, adjusted EBITDA and adjusted EBITDA margin to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe these non-GAAP financial measures are useful performance measures to our investors because they allow for an effective evaluation of our operating performance when compared to other companies, including our peers, without regard to financing methods or capital structures. We exclude the items listed above from net income (loss) in arriving at adjusted EBITDA and adjusted EBITDA margin because the amounts of these items can vary substantially within our industry depending on the accounting methods and policies used, book values of assets, capital structures, and the methods by which assets were acquired. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. Certain items excluded from these non-GAAP financial measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost bases of depreciable assets, none of which are reflected in these non-GAAP financial measures. Our presentation of these non-GAAP financial measures should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA and adjusted EBITDA margin. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items, and other similar items, from these non-GAAP financial measures should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three-Month Period Ended
	March 30, 2025	December 29, 2024	March 31, 2024

	(in thousands)
GAAP revenue	$61,296	$75,487	$79,636

GAAP cost of revenue	$47,039	$56,190	$66,656
Equity-based compensation expense (1)	(567)	(589)	(455)
Restructuring costs (3)	—	(179)	—
Non-GAAP cost of revenue	$46,472	$55,422	$66,201

GAAP gross profit	$14,257	$19,297	$12,980
GAAP gross margin	23.3%	25.6%	16.3%
Equity-based compensation expense (1)	567	589	455
Restructuring costs (3)	—	179	—
Non-GAAP gross profit	$14,824	$20,065	$13,435
Non-GAAP gross margin	24.2%	26.6%	16.9%

GAAP research and development expense	$3,249	$4,214	$4,012
Equity-based compensation expense (1)	(83)	(76)	(107)
Non-GAAP research and development expense	$3,166	$4,138	$3,905

GAAP selling, general, and administrative expense	$15,030	$12,430	$11,169
Equity-based compensation expense (1)	(1,229)	(1,397)	(1,510)
Management transition expense (2)	—	(141)	—
Restructuring costs (3)	—	(9)	—
Transaction costs (4)	(1,810)	(220)	—
Non-GAAP selling, general, and administrative expense	$11,991	$10,663	$9,659

GAAP net loss to shareholders	$(7,345)	$(679)	$(5,729)
Equity-based compensation expense (1)	1,879	2,062	2,072
Management transition expense (2)	—	141	—
Restructuring costs (3)	—	188	—
Transaction costs (4)	1,810	220	—
Non-GAAP net income (loss) to shareholders	$(3,656)	$1,932	$(3,657)

	Three-Month Period Ended
	March 30, 2025	December 29, 2024	March 31, 2024

	(in thousands)
Equity-based compensation expense allocation in the consolidated statements of operations (1):
Cost of revenue	$567	$589	$455
Research and development expense	83	76	107
Selling, general and administrative expenses	1,229	1,397	1,510
	$1,879	$2,062	$2,072

Management transition expense allocation in the consolidated statements of operations (2):
Cost of revenue	$—	$—	$—
Research and development expense	—	—	—
Selling, general and administrative expenses	—	141	—
	$—	$141	$—

Restructuring costs allocation in the consolidated statements of operations (3):
Cost of revenue	$—	$179	$—
Research and development expense	—	—	—
Selling, general and administrative expenses	—	9	—
	$—	$188	$—

Transaction costs allocation in the consolidated statement of operations (4):
Cost of revenue	$—	$—	$—
Research and development	—	—	—
Selling, general and administrative expenses	1,810	220	—
	$1,810	$220	$—

	Three-Month Period Ended March 30, 2025
	GAAP	Non-GAAP

Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(7,345)	$(3,656)
Denominator:
Weighted-average common shares outstanding, basic and diluted	47,791	47,791
Net loss per common share, basic and diluted	$(0.15)	$(0.08)

	Three-Month Period Ended December 29, 2024
	GAAP	Non-GAAP

Computation of net (loss) income per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net income (loss) attributable to SkyWater Technology, Inc.	$(679)	$1,932
Denominator:
Weighted-average common shares outstanding, basic	47,659	47,659
Net income (loss) per common share, basic	$(0.01)	$0.04
Weighted-average common shares outstanding, diluted	47,659	47,939
Net income (loss) per common share, diluted	$(0.01)	$0.04

	Three-Month Period Ended March 31, 2024
	GAAP	Non-GAAP

Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(5,729)	$(3,657)
Denominator:
Weighted-average common shares outstanding, basic and diluted	47,099	47,099
Net loss per common share, basic and diluted	$(0.12)	$(0.08)

	Three-Month Period Ended
	March 30, 2025	December 29, 2024	March 31, 2024

	(in thousands)
Net loss to shareholders (GAAP)	$(7,345)	$(679)	$(5,729)
Net income (loss) margin to shareholders	(12.0)%	(0.9)%	(7.2)%

Interest expense	1,812	1,978	2,390
Income tax expense	384	234	41
Depreciation and amortization, net	4,358	4,949	5,065
EBITDA	(791)	6,482	1,767

Equity-based compensation expense (1)	1,879	2,062	2,072
Management transition expense (2)	—	141	—
Restructuring costs (3)	—	188	—
Transaction costs (4)	1,810	220	—
Net income attributable to noncontrolling interests (5)	1,127	1,120	1,097
Adjusted EBITDA	$4,025	$10,213	$4,936
Adjusted EBITDA margin	6.6%	13.5%	6.2%
__________________
(1)Represents non-cash equity-based compensation expense.
(2)Represents the cost of severance, separation, and other termination benefits related to the reorganization of the manufacturing, sales, marketing, and operations leadership team.
(3)Represents severance, separation, and other termination benefits related to the reorganization of the manufacturing and operations teams.
(4)Represents costs associated with the Company's anticipated acquisition of Fab 25 in mid-2025, including fees for consultants, professional services fees and other costs to effectuate the closing of the transaction.
(5)Represents net income attributable to noncontrolling interests arising from our variable interest entity (VIE), which was formed for the purpose of purchasing the land and building of our primary operating facility in Bloomington, Minnesota. Since interest expense is added back to net loss to shareholders in our adjusted EBITDA financial measure, we also add back the net income attributable to noncontrolling interests as its net income is derived from interest the VIE charges SkyWater.